UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2013

RESOURCE AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-4408	72-0654145
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On November 11, 2013, Resource Capital Investor, Inc. and Resource Properties XXX, Inc. (collectively the “Borrowers”), each an indirect wholly-owned subsidiary of Resource America, Inc., entered into a Fourth Loan Modification Agreement (the “Amendment”) with Republic First Bank (the “Bank”) with respect to an existing $3.5 million secured line of credit (the “Facility”) of which Resource America, Inc. acts as guarantor.
The Amendment provides for an extension of the maturity date of the Facility from December 28, 2014 to December 28, 2016 and an increase in the unused facility fee from .25% to .50%.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached as an exhibit and incorporated into this report by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource America, Inc.

Date: November 13, 2013	By:	/s/ Thomas C. Elliott
Thomas C. Elliott
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Loan Modification Agreement dated November 11, 2013